Exhibit 10.1

Pursuant to 17 CFR 240.24b-2, confidential information has been omitted in the place marked ‘[***]’ and has been filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Application filed with the Commission.
SIDE LETTER AGREEMENT – PROGRAM AFFILIATION
SIDE LETTER AGREEMENT (this “Agreement”) dated as of September 21, 2016 by among Marriott International, Inc., Marriott Worldwide Corporation and Marriott Rewards, LLC (together with their respective affiliates, “Marriott”), and Marriott Vacations Worldwide Corporation and Marriott Ownership Resorts, Inc. (together with their respective affiliates, “MVW”).
RECITALS
WHEREAS, Marriott is pursuing a business combination transaction under which it plans to acquire Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”) under an Agreement and Plan of Merger dated November 15, 2015 as amended on March 21, 2016 (the “Starwood Combination”);
WHEREAS, Marriott operates brand loyalty rewards programs called Marriott Rewards and Ritz-Carlton Rewards (collectively, for purposes of this Agreement, “Marriott Rewards”) and Starwood operates a brand loyalty program called Starwood Preferred Guest (“SPG”);
WHEREAS, Marriott desires to affiliate and integrate certain aspects of Marriott Rewards and SPG as described herein (the “Program Affiliation”);
WHEREAS, Marriott and MVW are parties to (i) that certain License, Services, and Development Agreement for Marriott Projects, dated November 17, 2011 (the “MVW Marriott License Agreement”), (ii) that certain License, Services and Development Agreement for Ritz-Carlton Projects, dated November 17, 2011 (the “MVW Ritz-Carlton License Agreement”) (collectively, the MVW Marriott License Agreement and the MVW Ritz-Carlton License Agreement are referred to as the “MVW License Agreement”), (iii) that certain Marriott Rewards Affiliation Agreement, dated November 17, 2011 (the “Marriott Rewards Agreement”), (iv) that certain Noncompetition Agreement, dated November 21, 2011 (the “Noncompetition Agreement”); and (v) certain other related agreements (collectively the “Marriott-MVW Agreements”); and
WHEREAS, as a condition to MVW consenting to Marriott effectuating the Program Affiliation, Marriott and MVW desire to modify, supplement or amend certain terms of the Marriott-MVW Agreements and agree to the other terms included in this Agreement.
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereof, intending to be legally bound hereby, and notwithstanding anything in the Marriott-MVW Agreements to the contrary, the parties agree as follows:

AGREEMENT
ARTICLE I.
DEFINITIONS
Section 1.01    Certain Definitions. For purposes of this Agreement, the following terms have the meanings specified in this Section 1.01; terms not otherwise defined have the meanings specified in the Marriott-MVW Agreements:
“Cross Redemption Policy” means the policy to be implemented by Marriott under which persons who are members of both Marriott Rewards and SPG programs shall be permitted to convert Marriott Rewards points into SPG points, and SPG points into Marriott Rewards Points. Marriott has separately provided MVW with details regarding the implementation of the Cross-Redemption Policy.
“Dual Member” means any person who is or becomes both a Marriott Rewards and SPG member.
“Elite Status” means, with respect to Marriott Rewards Members, the availability of certain benefits in accordance with their classification into “Silver Elite”, “Gold Elite” or “Platinum Elite” tiers (in each case as such term is used in marketing materials available to Marriott Rewards Members) and, with respect to SPG Members, the availability of certain benefits in accordance with their classification into “Gold” or “Platinum” tiers (in each case as such term is used in marketing materials available to SPG Members).
“ILG” means Interval Leisure Group, Inc.
“Licensed Business” has the meaning set forth in the MVW License Agreement.
“Licensed Destination Club Products” has the meaning set forth in the MVW License Agreement.
“Linkage Process” means the actions Dual Members must perform to link their respective Marriott Rewards and SPG accounts through the purpose-built linkage website described in Section 3.03(a).
“Marriott Brands” means AC Hotels by Marriott, African Pride Hotels, Autograph Collection, Bulgari Hotels & Resorts, Conference Center by Marriott, Courtyard by Marriott, Delta Hotels & Resorts, EDITION, Fairfield Inn by Marriott, Fairfield Inn & Suites by Marriott, Gaylord Hotels, Grand Residences by Marriott, JW Marriott, JW Marriott Marquis, Marriott Executive Apartments, Marriott Hotels & Resorts, Marriott Marquis, Marriott Vacation Club, Moxy Hotels, Protea Hotel Fire & Ice!, Protea Hotels, Renaissance, Renaissance ClubSport, Residence Inn by Marriott, The Ritz‑Carlton, The Ritz‑Carlton Destination Club, The Ritz‑Carlton Reserve, SpringHill Suites by Marriott, and TownePlace Suites by Marriott.
“Marriott Platforms” means the websites (e.g. marriott.com), the reservations systems and call centers utilized by Marriott with respect to Marriott Properties.

“Marriott Properties” means lodging and other facilities available to customers that are owned, operated, managed, marketed, developed, franchised or licensed under the Marriott Brands.
“Marriott Rewards Redemption Restriction” means the policy to be implemented by Marriott under which Marriott Rewards points earned by MVW Owners through Vacation Ownership Activity, both prior to and after the date of this Agreement, cannot be converted into SPG points or otherwise redeemed at Starwood Properties.
“Marriott Rewards-Sourced SPG Members” means (a) persons who are Marriott Rewards members, but not SPG members, as of the closing of the Starwood Combination, who subsequently become SPG members after the closing of the Starwood Combination and engage in the Linkage Process and (b) persons who are not members of either Marriott Rewards or SPG prior to the Starwood Combination, but who join Marriott Rewards and subsequently join SPG; provided that for the persons described in clause (b) who join both programs on the same day prior to October 15, 2016, such persons will not be considered either Marriott Rewards-Sourced SPG Members or SPG-Sourced Marriott Rewards Members.
“MVW Owners” means persons who are “Members” under the MVW License Agreement, but excluding Members who have such status solely because they are an owner of a Residential Unit (as that term is defined in the MVW License Agreement).
“SPG Redemption Restriction” means the policy to be implemented by Marriott under which SPG points earned by Vistana Owners through Vacation Ownership Activity, both prior to and after the date of this Agreement, cannot be converted into Marriott Rewards points or otherwise redeemed at Marriott Properties.
“Starwood Brands” means Aloft, Design Hotels (but only such Design Hotels that participate in the SPG program), Element, Four Points, Le Méridien, Sheraton, St. Regis, The Luxury Collection, Tribute Portfolio, W Hotels and Westin.
“Starwood Platforms” means the websites (e.g., starwoodhotels.com), the reservations systems and call centers utilized by Starwood with respect to Starwood Properties.
“Starwood Properties” means lodging and other facilities available to customers that are owned, operated, managed, marketed, developed, franchised or licensed under the Starwood Brands.
“SPG-Sourced Marriott Rewards Members” means (a) persons who are SPG members, but not Marriott Rewards members, as of the closing of the Starwood Combination, who subsequently become Marriott Rewards members after the closing of the Starwood Combination and engage in the Linkage Process and (b) persons who are not members of either Marriott Rewards or SPG prior to the Starwood Combination, but who join SPG and subsequently join Marriott Rewards; provided that for the persons described in clause (b) who join both programs on the same day prior to October 15, 2016, such persons will not be considered either Marriott Rewards-Sourced SPG Members or SPG-Sourced Marriott Rewards Members.

“Vacation Ownership Activity” means the occurrence of certain events, both prior to and after the date of this Agreement, that permit MVW Owners and Vistana Owners to obtain points under Marriott Rewards or SPG, as applicable, relating to their status as MVW Owners or Vistana Owners, including without limitation first-day benefits for purchasing a timeshare or fractional interest or membership, exchanges of vacation ownership usage, referrals, vacation ownership promotions, and resolution of customer service issues, but excluding activities of MVW Owners and Vistana Owners that, if undertaken by non-MVW Owners and non-Vistana Owners, would entitle them to obtain points under Marriott Rewards or SPG, as applicable, such as paid stays at Marriott Properties or Starwood Properties or use of Marriott Rewards or SPG branded credit cards.
“Vistana” means Vistana Signature Experiences, Inc.
“Vistana License Agreement” means that certain License, Services and Development Agreement among Vistana, Starwood and ILG dated as of May 11, 2016.
“Vistana Owners” means persons who are “Owners” as that term is used in the Vistana License Agreement.
ARTICLE II.
EXISTING PLATFORMS
Section 2.01    Maintenance of Separate Platforms. (a) Except as otherwise described in this Agreement, Marriott will maintain Marriott Rewards and SPG as separate loyalty programs and Marriott agrees that it will continue to maintain separate member lists (including for purposes relating to vacation ownership marketing), membership cards, Marriott Rewards and SPG branded credit cards, Marriott Rewards and SPG membership numbers, communications to members, membership websites and customer service platforms.
(b)    Except as otherwise described in this Agreement, (i) Marriott will continue to operate the Marriott Platforms and the Starwood Platforms separately, and (ii) Marriott will cause (x) the Marriott Platforms to list, promote and sell only Marriott Properties (and not Starwood Properties) and (y) the Starwood Platforms to list, promote and sell only Starwood Properties (and not Marriott Properties).
(c)    No Other Consents. MVW hereby acknowledges that neither the actions permitted to be taken by Marriott as described in this Agreement, nor any of the terms or conditions of this Agreement, require any additional approval or consent under the terms of any of the Marriott-MVW Agreements, and MVW hereby waives any claim or termination right it may have relating to the Marriott-MVW Agreements that may arise as a result of the actions permitted to be taken by Marriott hereunder or any of the terms or conditions set forth herein.
ARTICLE III.
PROGRAM MODIFICATIONS
Section 3.01    Cross Redemption Policy. Notwithstanding anything in the MVW License Agreement and Marriott Rewards Agreement to the contrary and subject to the terms and conditions set forth in this Article II, Marriott will be permitted to implement the Cross

Redemption Policy; provided, however, that     (a) Marriott Rewards points and Marriott Rewards Elite Status will be earned only at participating Marriott Properties and (b) SPG points and SPG Elite Status will be earned only at participating Starwood Properties.
Section 3.02    Redemption Restrictions. (a) The Cross Redemption Policy will be subject to the Marriott Rewards Redemption Restriction and the SPG Redemption Restriction.
(b)    Marriott will make all necessary modifications to its IT systems to implement the enforcement of the Marriott Rewards Redemption Restriction and the SPG Redemption Restriction not later than October 15, 2016.
(c)    (i) MVW and Marriott will each use commercially reasonable efforts to ensure that they accurately describe the Marriott Rewards Redemption Restriction to their respective customers, potential customers, members and potential members; (ii) Marriott will use commercially reasonable efforts to ensure that it accurately describes the SPG Rewards Redemption Restriction to its customers, potential customers, members and potential members; and (iii) Marriott will use commercially reasonable efforts to cause ILG to accurately describe the SPG Redemption Restriction to its Vistana customers, potential customers, members and potential members.
(d)    Upon MVW’s written request, Marriott will eliminate both the SPG Redemption Restriction and the Marriott Rewards Redemption Restriction; provided that the SPG Redemption Restriction and the Marriott Rewards Redemption Restriction will not terminate prior to the third anniversary of the closing of the Starwood Combination, unless both MVW and ILG mutually agree to an earlier termination date.
Section 3.03    Linkage Process. (a) Prior to implementing the Cross Redemption Policy, Marriott shall set up a website purpose-built to allow Dual Members to complete the Linkage Process.
(b)    No Dual Member shall be permitted to participate in the Cross Redemption Policy unless he/she has completed the Linkage Process.
(c)    In connection with the Linkage Process, Marriott shall classify and separately track those Dual Members who are either Marriott Rewards-Sourced SPG Members or SPG-Sourced Marriott Rewards Members.
(d)    (i) If a person who is a member of Marriott Rewards but not SPG attempts to use the Linkage Process, such Marriott Rewards member will receive instructions on how to enroll in the SPG program, which may include a link to the SPG website; and (ii) if a person who is a member of SPG but not Marriott Rewards attempts to use the Linkage Process, such SPG member will receive instructions on how to enroll in the Marriott Rewards program, which may include a link to the Marriott Rewards website.
Section 3.04    Elite Status. (a) Each of the Marriott Rewards and SPG programs may offer to match the Elite Status of any Dual Member who achieves, or has achieved, an Elite Status level in the other program.

(b)    Notwithstanding the foregoing, MVW shall have the right to purchase silver, gold and platinum elite Marriott Rewards Elite Status for certain existing and future eligible MVW Owners, and Marriott and MVW have separately agreed on pricing terms for such upgrades at a cost reflecting the actual cost to the Marriott Rewards Program of the historical usage patterns of such status by MVW Owners plus incremental program administrative costs and Marriott Rewards points benefits associated with such Elite Status.
Section 3.05    Website Links. Marriott will place (a) a hyperlink to Starwoodhotels.com on the Marriott.com website and (b) a hyperlink to Marriott.com on the Starwoodhotels.com website; provided, for the avoidance of doubt, that customers will not be able to search for or reserve Starwood Properties on Marriott.com or search for or reserve Marriott Properties on Starwoodhotels.com.
Section 3.06    Joint Marriott Rewards and SPG Marketing. (a) Marriott may engage in joint Marriott Rewards and SPG direct marketing solicitations (such as by direct mail or targeted email) to persons who are members of either Marriott Rewards or SPG, but not both, and may solicit such persons to become Dual Members.
(b)    Marriott may utilize “call to action” general solicitations in advertising and marketing materials as part of its campaign to drive awareness of the Linkage Process, Cross Redemption Policy, and Elite Status, which will include references to the Linkage Process microsite.
(c)    Marriott will engage in Marriott Rewards and SPG direct marketing solicitations (such as by direct mail, targeted email, brochures or web-based solicitations) separately, and will not engage in joint SPG and Marriott Rewards direct solicitations, which solicitations are made to persons who are not members of either program. In furtherance of the foregoing, (i) brochures and solicitations for SPG (but not Marriott Rewards) may be made available at Starwood Properties and through other Starwood brand channels, and (ii) brochures and solicitations for Marriott Rewards (but not SPG) may be made available at Marriott Properties and through other Marriott brand channels.
(d)    If a person is not a member of either Marriott Rewards or SPG, Marriott may not solicit such person to become a Dual Member until such person becomes a member of either Marriott Rewards or SPG.
Section 3.07    Use of Logos. (a) Notwithstanding the foregoing, the Marriott Rewards, Ritz-Carlton Rewards and SPG logos may be used together in promotional and sales and marketing materials and other channels, which will include joint advertising and promotions of Marriott Rewards, Ritz-Carlton Rewards and SPG provided that either (i) all such logos will be used together without reference to any participating hotel and vacation ownership brands or (ii) all such logos will be used together with reference to all (but not less than all) participating hotel and vacation ownership brands or with reference to subcategories of brands as shown on Exhibit B attached hereto (and if a subcategory of brands is referred to, all brands in that subcategory must also be referenced), with the hotel and vacation ownership brands being depicted in the same manner in which they were depicted on the footer of the lead page of the

marriott.com and starwoodhotels.com websites on June 20, 2016 as shown on Exhibit A attached hereto, but not necessarily the same layout or order.
(b)    For so long as the Marriott Rewards and SPG programs are run separately, (i) the Marriott vacation ownership brands will be depicted together with the Marriott hotel brands in the same manner, but not necessarily in the same layout or order, as they were depicted on the footer of the lead page of marriott.com on June 20, 2016 as shown on Exhibit A attached hereto and (ii) the Vistana vacation ownership brands will be depicted together with the Starwood hotel brands in the same manner, but not necessarily in the same layout or order, as they were depicted on the footer of the lead page of starwoodhotels.com on June 20, 2016 as shown on Exhibit A attached hereto, including in any joint Marriott Rewards and SPG advertising, promotion, sales, marketing and similar materials, collateral and media.
Section 3.08    Call Transfers. (a) The sales or customer service representatives at Marriott’s reservations call centers that sell or make reservations for Marriott Properties will not be permitted to sell or make reservations for Starwood Properties; provided however, such call center representatives may offer to transfer a potential customer to Starwood’s reservation call center if such potential customer chooses not to reserve at a Marriott Property.
(b)    The sales or customer service representatives at Starwood’s reservations call centers that sell or make reservations for Starwood Properties will not be permitted to sell or make reservations for Marriott Properties; provided however, such call center representatives may offer to transfer a potential customer to Marriott’s reservation call center if such potential customer chooses not to reserve at a Starwood Property.
ARTICLE IV.
MARKETING RIGHTS
Section 4.01    Marketing to Marriott Rewards Members. Subject to the terms and conditions of the MVW License Agreement, the Marriott Rewards Agreement, the Noncompetition Agreement and other Marriott-MVW Agreements, MVW may market its Licensed Business to all current and future Marriott Rewards members except for SPG-Sourced Marriott Rewards Members.
Section 4.02    Marketing to SPG Members. Subject to the terms and conditions of the Vistana License Agreement and the other agreements between Starwood, Vistana and ILG, MVW acknowledges and agrees that Vistana may market its Licensed Business (as that term is used in the Vistana License Agreement) to all current and future SPG members except for Marriott Rewards-Sourced SPG Members.
Section 4.03    Marketing at Starwood Properties.

(a) Subject to the limitations described in Section 4.03(b)(i) and (ii), Marriott will consider in good faith MVW’s requests from time to time to enter into arrangements for access to Starwood Properties for purposes of marketing MVW’s Licensed Destination Club Products; provided that any such arrangements will comply with the applicable provisions in the MVW License Agreement applicable to similar arrangements at Marriott Properties.

(b)    In furtherance of the foregoing, Marriott will not enter into any arrangement with Vistana or ILG that would preclude MVW from accessing Starwood Properties for purposes of marketing MVW’s Licensed Destination Club Products except:
(i)     unless Vistana otherwise consents, in specific markets in which Vistana operates vacation ownership properties pursuant to the Vistana License Agreement, provided that if MVW enters into a marketing arrangement in a Starwood Property in a market in which Vistana has no vacation ownership properties under the Vistana License Agreement at the time the marketing arrangement is put in place, but Vistana subsequently opens, or has signed definitive agreements to develop, such a vacation ownership property in such market, then MVW will allow the then-current term of such marketing arrangement to expire and not enter into any other such marketing arrangement in a Starwood Property in such market; or
(ii)    for such restrictions that existed in any agreement as of June 20, 2016 between Starwood or its Affiliates, ILG and/or Vistana or any of their respective Affiliates.
ARTICLE V.
FULL FORCE AND EFFECT /GENERAL PROVISIONS
Section 5.01    Effectiveness of this Agreement. This Agreement shall become effective upon the closing of the Starwood Combination with no further action required by the parties hereto.
Section 5.02    Full Force and Effect. Except to the extent specifically amended, modified or supplemented by this Agreement, each of the Marriott-MVW Agreements remains unchanged and in full force and effect, and for the avoidance of doubt, this Agreement will be considered to be supplemental to the Marriott-MVW Agreements. From and after the effectiveness of this Agreement pursuant to Section 5.01, each reference in any of the Marriott-MVW Agreements to “this Agreement,” “hereof”, “hereunder” or words of similar import, will be deemed to mean the applicable Marriott-MVW Agreement, as so amended, modified or supplemented by this Agreement.
Section 5.03    General Provisions. Sections 22.1 (Governing Law; Venue), 22.2 (Injunctive Relief), 22.3 (Costs of Enforcement), 22.4 (Arbitration), 22.5 (Expert Resolution), 22.6 (Waiver of Jury Trial and Punitive Damages), 23.1 (Notices), 24.1 (Construction and Severability), 24.2 (Approvals, Consents and Waivers), 24.3 (Entire Agreement), 24.4 (Amendments) and 26.2 (Multiple Counterparts) of the MVW License Agreement are incorporated herein by reference and form a part of this Agreement as if set forth herein, mutatis mutandis.
Section 5.04    Evidence of Compliance; Reporting. Each of Marriott and MVW will, upon request by the other party, provide (i) reasonable evidence of compliance with the provisions of this Agreement (which may include reasonable sampling procedures), on such a periodic basis as the parties reasonably agree and (ii) additional reasonable information and supporting documentation concerning the calculation of fees, costs, expenses, or other payments due under this Agreement. In furtherance of the foregoing, Marriott will provide MVW such additional reporting and information as described in the Services Manual to the Marriott Rewards Agreement.
Section 5.05    Further Assurances. In the event that certain events described in Exhibit C occur after the date of this Agreement, each of MVW and Marriott agree to amend the MVW License Agreement and take such other actions as are detailed in Exhibit C.
[remainder of this page is intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION By:/s/ Ralph Lee Cunningham Name:Ralph Lee Cunningham Title:Vice President	MARRIOTT OWNERSHIP RESORTS, INC. By:/s/ Ralph Lee Cunningham Name:Ralph Lee Cunningham Title:Vice President

MARRIOTT INTERNATIONAL, INC. By:/s/ Kathleen K. Oberg Name:Kathleen K. Oberg Title:EVP & CFO	MARRIOTT REWARDS, LLC. By:/s/ Robert Behrens Name:Robert Behrens Title:VP, Marriott Rewards

MARRIOTT WORLDWIDE CORPORATION By:/s/ Kathleen K. Oberg Name:Kathleen K. Oberg Title:President

[Signature Page to Marriott-MVW Side Letter Agreement]

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EXHIBIT B
Brand Subcategories

Classic Luxury:	The Ritz Carlton
St.Regis
JW Marriott

Classic Premium:	Marriott
Marriott Vacation Club
Sheraton
Delta Hotels by Marriott
Marriott Executive Apartments (Longer Stays)

Classic Select:	Courtyard by Marriott
Four Points by Sheraton
Springhill Suites by Marriott
Protea Hotels
TownePlace Suites by Marriott (Longer Stays)
Fairfield Inn by Marriott
Residence Inn by Marriott (Longer Stays)

Distinctive Luxury:	Ritz-Carlton Reserve
The Luxury Collection
W Hotels
Bulgari Hotels and Resorts
EDITION

Distinctive Premium:	Le Meridien
Westin Hotels and Resorts
Autograph Collection Hotels
Renaissance Hotels
Tribute Portfolio
Gaylord Hotels
Design Hotels

Distinctive Select:	AC Hotels by Marriott
Aloft Hotels
Moxy Hotels
Element by Westin (Longer Stays)

NOTE: “Longer Stays” can be depicted as a separate category

EXHIBIT C

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